                                                                   EXHIBIT 11.1

                        EATERIES, INC. AND SUBSIDIARIES
                      COMPUTATION OF NET INCOME PER SHARE

                                                                        1997 QUARTER ENDED
                                                                     March 30        June 29
                                                                    -----------    -----------
Shares for net income per share computation:
    Weighted average shares:
       Common shares outstanding from beginning of period .......     3,860,630      3,867,330
       Common shares issued upon:
          Exercise of stock options .............................         2,637         39,852
          Common stock bonuses ..................................             -          1,879
      Treasury shares acquired ..................................             -        (11,213)
                                                                    -----------    -----------
                                                                      3,863,267      3,897,848

    Common stock equivalents:
       Shares issuable upon exercise of options .................       556,983        133,651
       Assumed repurchase of outstanding shares up to 20%
          limitation (based on average market price for
          the quarter) ..........................................      (336,646)       (76,688)
                                                                    -----------    -----------
                                                                        220,337         56,963
                                                                    -----------    -----------
                            Total shares ........................     4,083,604      3,954,811
                                                                    ===========    ===========

Net income ......................................................   $   228,808    $    23,690
                                                                    ===========    ===========

Net income per share ............................................   $      0.06    $      0.01
                                                                    ===========    ===========

                                                                                Twenty-Six Weeks
                                                                                     Ended
                                                                                   June 29,
                                                                                     1997
                                                                                ----------------
Net income (sum of two quarters above) ........................................   $   252,498
                                                                                  ===========

Weighted average number of common and common
    equivalent shares (average of two quarters above)  ........................     4,019,208
                                                                                  ===========
Net income per share ..........................................................   $      0.06
                                                                                  ===========

                                                                   Exhibit 11.1

                        EATERIES, INC. AND SUBSIDIARIES
                   COMPUTATION OF NET INCOME (LOSS) PER SHARE

                                                                                      1996 QUARTER ENDED
                                                                                   March 31        June 30
                                                                                  -----------    -----------
Shares for net income (loss) per share computation:
    Weighted average shares:
       Common shares outstanding from beginning of period .....................     3,745,095      3,842,258
       Common shares issued upon:
          Exercise of stock options ...........................................        62,996              -
          Sale of common stock ................................................             -            198
          Common stock bonuses ................................................             -            948
                                                                                  -----------    -----------
                                                                                    3,808,091      3,843,404

    Common stock equivalents (unless anti-dilutive):
       Shares issuable upon exercise of options (dilutive) ....................       761,983              -
       Assumed repurchase of outstanding shares up to 20%
       limitation (based on average market price for
       the quarter) ...........................................................      (637,961)             -
                                                                                      124,022              -
                                                                                  -----------    -----------
                                                   Total shares ...............     3,932,113      3,843,404
                                                                                  ===========    ===========

Net income (loss)  ............................................................   $    37,279    $  (165,853)
                                                                                  ===========    ===========

Net income (loss) per share ...................................................   $      0.01    $     (0.04)
                                                                                  ===========    ===========

                                                                                              Twenty-six Weeks
                                                                                                   Ended
                                                                                                  June 30,
                                                                                                   1996
                                                                                              ----------------
Net loss (sum of two quarters above) ........................................................   $  (128,574)
                                                                                                ===========

Weighted average number of common and common equivalent shares
    (average of two quarters above) .........................................................     3,887,759
                                                                                                ===========

Net loss per share ..........................................................................   $     (0.03)
                                                                                                ===========